Exhibit 10.1

Execution Version

CONSENT, AGREEMENT AND OMNIBUS AMENDMENTS

THIS CONSENT, AGREEMENT AND OMNIBUS AMENDMENTS (this “Agreement”) is entered into on February 7, 2020, among Falcon Global USA LLC (“Borrower”), the other Loan Parties, SEACOR, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, “Agent”) for the Lenders and the Lenders party hereto. Capitalized terms used but not defined in this Agreement have the meaning given them in the Credit Agreement (defined below).

RECITALS

A.    Borrower, the other Loan Parties, Agent, and the Lenders are party to that certain Credit Agreement, dated as of February 8, 2018 (as amended from time to time, the “Credit Agreement”).

B.     SEACOR and the Agent are party to that certain Obligation Guaranty dated as of February 8, 2018 (as amended from time to time, the “Obligation Guaranty”).

C.    The Borrower and the Lenders have agreed to modify the repayment terms under the Credit Agreement to provide that the date upon which the obligation to commence principal payments thereunder be delayed by one calendar year, on the condition that the “Obligation Termination Date”, as such term is defined in the Obligation Guaranty, be extended by the same temporal period, and SEACOR and the Agent have agreed to such modification of the Obligation Guaranty, all subject to conditions and in consideration for the agreements set forth herein.

D.    Section 5.01(d) of the Credit Agreement requires that the Borrower furnish to the Administrative Agent, within 30 days preceding April 30, 2019, Appraisals and survey reports based on complete physical inspections (a “Physical Appraisal”) regarding, among other Vessels, the LB Robert.

E.    The Required Lenders previously consented that the Physical Appraisal regarding the LB Robert not be furnished within 30 days preceding April 30, 2019, as otherwise required pursuant to Section 5.01(d) of the Credit Agreement.

F.    Borrower has informed the Lenders that the LB Robert remains away from port, that it would be logistically challenging to complete a physical inspections of the LB Robert, and requests that the Lenders agree to postpone the date on which such Physical Appraisals are required.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1.    Amendments. Upon the occurrence of the Effective Date:

(a)    Each of the Borrower, the Loan Parties, the Lenders, the Agent, the Issuing Bank and the Security Trustee hereby agrees that the Credit Agreement shall be, and shall be deemed to be, amended pursuant to Section 9.02 of the Credit Agreement, without any further action by any parties as follows:

(1)    The definition of Applicable Rate provided in Section 1.01 of the Credit Agreement is hereby amended by deleting therefrom the text “2020” and inserting in its place the text “2021”.

(2)    Section 2.08(b) of the Credit Agreement is hereby amended and restated as follows:

“(b) Commencing on the last Business Day of March, 2021, Borrower hereby unconditionally promises, on the last Business Day of each month, to repay to the Administrative Agent for the account of each Term Lender Term Loans in a principal amount equal to the lesser of (a) $806,245.04 and (b) the aggregate amount of Term Loans then outstanding.”

(3)    Section 6.12(c) of the Credit Agreement is hereby amended by deleting therefrom the text “the date of expiration of the Obligation Guaranty” and inserting in its place the text “the Obligation Termination Date (as defined in the Obligation Guaranty)”.

(4)    Section 9.01(a)(ii) of the Credit Agreement is hereby amended by restating the address for notices set forth therein as follows:

“JPMorgan Chase Bank, N.A.

611 Woodward Ave, Floor 02

Mail Code MI1-8095

Detroit, MI 48226

Attention: Mr. William Canney Jr.

Telephone: (313) 256-0517

Fax: (313) 256-0355”

(5)    Section 9.04(b)(i)(A) of the Credit Agreement is hereby amended and restated as follows:

“(A)    [Reserved];”

(6)    Section 9.04(b)(ii)(A) is hereby amended and restated as follows:

“(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Administrative Agent otherwise consents;”

(7) The definition of Ineligible Institution in Section 9.04(b)(ii) is hereby amended and restated as follows:

““Ineligible Institution” means (a) with respect to assignments of any rights, obligations, Loans or participations hereunder, (i) a Defaulting Lender, an Affiliate of a Defaulting Lender or any entity or an Affiliate of an entity that administers or manages a Defaulting Lender, (ii) a Loan Party or a Subsidiary or other Affiliate of a Loan Party, or (iii) a competitor of the Borrower or SEACOR, including but not limited to any natural person who is employed by, or is an equity holder in, officer or director of such competitor of Borrower or SEACOR, and (b) with respect to any assignments of any rights, obligations, Loans or participations hereunder that are assignments of Revolving Loans, Revolving Commitments or interests or obligations in respect of Letters of Credit, in addition to the parties identified in sub-section (a) of this definition, (i) a natural person, or (ii) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (1) has not been established for the primary purpose of acquiring any Loans or Commitments, (2) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (3) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Aggregate Credit Exposure or Commitments, as the case may be.”

(8) Immediately preceding Section 9.04(b)(iii) there is inserted a new subsection (iii) as follows, and the remaining subsections of Section 9.04(b) are renumbered accordingly:

“(iii) Upon delivery to the Administrative Agent of a duly completed Assignment and Assumption executed by an assigning Lender and a proposed assignee, the proposed assignee’s duly completed Administrative Questionnaire (unless the proposed assignee is already a Lender hereunder), and the processing and recordation fee referred to in paragraph (ii) of this Section 9.04(b), the Administrative Agent shall have five (5) Business Days to provide its written objection to the proposed assignment of a Lender’s rights or obligations hereunder, provided that if the Administrative Agent fails to provide such written objection prior to the expiration of five (5) Business Days, the Administrative Agent shall be deemed to have consented to such assignment. Upon request, the Administrative Agent will timely provide by telephone any reasons for objecting to a proposed assignment of a Lender’s rights or obligations hereunder.”

(b)    Each of SEACOR, the Lenders, the Agent, the Issuing Bank and the Security Trustee hereby agrees that the Obligation Guaranty shall be, and shall be deemed to be, amended pursuant to Section 22.1 of the Obligation Guaranty, without any further action by any parties as follows:

(1)    Section 1 of the Obligation Guaranty is hereby amended and restated as follows:

“1.    Guarantee Of Secured Obligations. Guarantor hereby absolutely and unconditionally agrees to, and by these presents does hereby, guarantee the prompt and punctual payment, performance and satisfaction of the following (collectively, the “Secured Obligations”): (i) all interest accruing on the Loans from the Effective Date through the third anniversary of the Effective Date (the “Obligation Termination Date”) pursuant to the terms of the Credit Agreement, including without limitation all interest pursuant to Section 2.11(c) of the Credit Agreement, and (ii) all participation fees accruing pursuant to 2.10(b) of the Credit Agreement from the Effective Date through the end of the Final Testing Period (as defined herein), including any of the foregoing incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding, whether liquidated or unliquidated and whether now existing or hereafter arising from the Effective Date through the Obligation Termination Date.

Guarantor acknowledges that the Agent shall be entitled, in its sole and absolute discretion, to determine: (i) the order in which the Agent will seek to collect the liabilities of the Borrower and Loan Parties under the Credit Agreement and the other Loan Documents, and (ii) the manner in which Lender will seek to collect such liabilities, including, without limitation, whether by seeking to realize on any collateral security now or hereafter granted to the Agent by the Loan Parties, by the enforcement of the liabilities against the Borrower or such other Loan Parties, by enforcement of any other guaranty by any other Person of the Obligations or the Secured Obligations, or by a combination of such methods.”

(2)    Section 2 of the Obligation Guaranty is hereby amended and restated as follows:

“2.    Cash Flow Shortfall. If, for the period from the Effective Date to December 31, 2018 (the “Interim Testing Period”), there is a Cash Flow Shortfall (as defined below), Guarantor shall, on or before forty-five (45) days following the end of the Interim Testing Period, promptly deposit, into a blocked interest bearing account (the “Blocked Account”) in the name of Guarantor subject to an account control agreement with the Agent, cash collateral securing this Obligation Guaranty in the amount of such Cash Flow Shortfall. Agent shall hold such cash collateral securing this Obligation Guaranty until the determination of whether and how much of a capital contribution is due pursuant to the following sentence. If, for the period from the Effective Date to the third anniversary of the Effective Date (the “Final Testing Period”), there is a Cash Flow Shortfall, Guarantor shall, on or before forty-five (45) days following the end of the Final Testing Period, make a cash capital contribution to the Borrower in at least the amount of such Cash Flow Shortfall. Guarantor may use cash collateral deposited pursuant to this Section 2 only toward the satisfaction of its obligation to make a capital contribution pursuant to this Section 2. The Agent shall return and/or release any remaining such cash collateral to Guarantor promptly following receipt of financial reporting reasonably satisfactory to the Agent demonstrating the amount of any such cash capital contribution obligation pursuant to this Section 2 and the satisfaction of any such obligation.

For any period, a “Cash Flow Shortfall” is the amount by which (a) interest expense exceeds (b) Adjusted EBITDA minus (i) Capital Expenditures, minus (ii) mandatory tax distributions minus (iii) principal payments on any indebtedness other than under the Loans.”

(c)    SEACOR hereby consents to the amendment to the Credit Agreement contained herein.

2.    Consent. The deadline for Borrower to furnish to the Administrative Agent the Physical Appraisal regarding the LB Robert is extended to, through and including, April 30, 2020.

3.    Agreement. Borrower hereby agrees to furnish to the Administrative Agent a Physical Appraisal regarding the LB Robert as soon as practical following its return to port following the date hereof, and in any event on or before April 30, 2020.

4.    Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which (a) this Agreement shall have been executed by all parties hereto, and (b) Agent shall have received payment from Borrower of all fees and expenses (including legal fees and disbursements) incurred and not yet reimbursed pursuant to Section 9.03 of the Credit Agreement.

5.     Representations and Warranties. Each Loan Party and SEACOR represents and warrants to Agent and Lenders that (a) no consent of any Person (other than Agent) is required for this Agreement to be effective, (b) as of the Effective Date, the representations and warranties made in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Agreement as though made on the date of this Agreement, and (c) as of the Effective Date, it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party. The representations and warranties made in this Agreement shall survive the execution, and delivery of this Agreement. No investigation by Agent or any Lender is required for Agent and Lenders to rely on the representations and warranties in this Agreement.

6.    Scope of Waiver; Reaffirmations. Except as expressly provided herein, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall he deemed to be amended to conform to the terms of the Credit Agreement. Each Loan Party hereby reaffirms its obligations under the Loan Documents to which it is a party and agrees that all Loan Documents to which it is a party remain in full force and effect and continue to be the legal, valid, and binding obligations enforceable in accordance with their terms (as the same are expressly affected by this Agreement). The Loan Parties specifically reaffirm, confirm and acknowledge the respective guaranties, mortgages, pledges, assignments and security agreements and all other Loan Documents by each of them in favor of or with the Lenders or the Agent. To the extent any of such agreements confer security for the Secured Obligations, whether now existing or hereafter arising, such security is hereby reaffirmed, confirmed and acknowledged by each Loan Party, as applicable.

7.    Waiver. TO INDUCE THE AGENT AND LENDERS TO AGREE TO THE TERMS OF THIS AGREEMENT, THE BORROWER AND THE OTHER LOAN PARTIES (BY THEIR EXECUTION BELOW) REPRESENT AND WARRANT THAT AS OF THE DATE OF THE EXECUTION OF THIS AGREEMENT, TO THEIR KNOWLEDGE, THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH, EACH OF THEM:

(a)    WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS OF WHICH THE BORROWER OR OTHER LOAN PARTIES HAVE KNOWLEDGE, ARISING PRIOR TO THE DATE HEREOF AND ONLY FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND

(b)    RELEASES AND DISCHARGES THE AGENT AND LENDERS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHETHER IN LAW OR EQUITY, OF WHICH THE BORROWER OR THE OTHER LOAN PARTIES HAVE KNOWLEDGE, ARISING PRIOR TO THE DATE HEREOF AND ONLY FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

AS USED IN THIS PROVISION, “KNOWLEDGE” MEANS ACTUAL KNOWLEDGE OR CONSTRUCTIVE KNOWLEDGE OF WHICH A REASONABLE PERSON SHOULD HAVE KNOWN BASED ON THE INFORMATION AVAILABLE TO THE BORROWER OR THE OTHER LOAN PARTIES AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT.

8.    Miscellaneous.

(a)    No Waiver of Defaults. Except as expressly provided for herein, this Agreement does not constitute (i) a waiver of, consent to or waiver of rights or remedies in respect of any provision of the Credit Agreement or any other Loan Document not expressly waived by this Agreement, or (ii) a waiver of Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b)    Form. Each agreement, document, instrument or other writing to be furnished Agent under any provision of this Agreement must be in form and substance satisfactory to Agent and its counsel.

(c)    Headings. The headings and captions used in this Agreement are for convenience only and will not be deemed to limit, amplify or modify the terms of this Agreement, the Credit Agreement, or the other Loan Documents.

(d)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(e)    Multiple Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Agreement may be transmitted and signed by facsimile and portable document format (PDF). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on each Loan Party, Agent and Lenders. Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or PDF document or signature.

(f)    Governing Law. This Agreement and the other Loan Documents must be construed, and their performance enforced, under the laws of the State of New York.

(g)    Entirety. THIS AGREEMENT IS A LOAN DOCUMENT. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG EACH LOAN PARTY, AGENT, AND LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

This Agreement is executed as of the date first written above.

LOAN PARTIES:

FALCON GLOBAL USA LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

FALCON GLOBAL OFFSHORE LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

FALCON GLOBAL OFFSHORE II LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

FALCON GLOBAL JILL LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

FALCON GLOBAL ROBERT LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

FALCON GLOBAL LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

Omnibus Amendatory Agreement

SEACOR:

SEACOR MARINE HOLDINGS INC.

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Executive Vice President

Omnibus Amendatory Agreement

AGENT AND LENDER:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank, Security Trustee, and a Lender

By:	/s/ William Canney
Name: William Canney
Title: Authorized Officer

Omnibus Amendatory Agreement

LENDERS:

REGIONS BANK

By:	/s/ William P. Carroll
Name: William P. Carroll
Title: SVP

WHITNEY BANK

By:	/s/ Tommy D. Pitre
Name: Tommy D. Pitre
Title: Senior Vice President

FIRST HORIZON BANK,
a Tennessee banking corporation, successor by conversion to First Tennessee Bank National Association, a national banking association

By:	/s/ Jim Hennigan
Name: Jim Hennigan
Title: Senior Vice President

TRUSTMARK NATIONAL BANK

By:	/s/ Barry Harvey
Name: Barry Harvey
Title: CCO and EVP

Omnibus Amendatory Agreement